J.S. Osborn, P.C.
                           Certified Public Accountant
                         17430 Campbell Road, Suite 114
                               Dallas, Texas 75252
                          972-735-0033 Fax 972-735-0035



                                February 14, 2003



U.S. Securities & Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549


RE:      Online Processing, Inc.
         Form 8-K dated February 10, 2003


Dear Sir:

I have reviewed the 8-K for Online Processing, Inc. dated February 10, 2003 and do not have any disagreements with the disclosures in that report.

Please contact me if you should need any further information.

                                            Respectfully yours,


                                            /s/ John S. Osborn
                                            -------------------
                                                John S. Osborn